UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1200 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 15, 2022, Ashford Inc. (the “Company”) and Ashford Hospitality Services, LLC, a subsidiary of the Company (“Ashford Services”), agreed with Jeremy Welter, the Chief Operating Officer of the Company, that, effective July 15, 2022 (the “Resignation Date”), Mr. Welter would terminate employment with and service to the Company, Ashford Services and their affiliates. Mr. Welter is also the Chief Operating Officer of Ashford Hospitality Trust, Inc. (“Ashford Trust”) and Braemar Hotels & Resorts Inc. (“Braemar”) and accordingly his service as Chief Operating Officer of each of Ashford Trust and Braemar will also end effective as of the Resignation Date.

Ashford Services and Mr. Welter have entered into a Release and Waiver Agreement (the “Release”) in connection with his departure. Pursuant to the Release, Mr. Welter will continue to receive his base salary and be eligible for employee benefits through the Resignation Date and, in consideration of and subject to a release of claims by Mr. Welter and his continuing compliance with certain post-employment obligations, the parties agreed among other things that, effective as of the Resignation Date:

•	Mr. Welter will receive a lump-sum payment of $750,000 and, commencing in August 2022, payment of $6,397,067 in 24 equal monthly installments;

•	Mr. Welter and his eligible dependents will generally remain eligible to participate in, and receive reimbursement for the employee cost of, health, life and long-term disability plans for up to 24 months following the Resignation Date, and he or they would be eligible thereafter for up to 12 months of COBRA cost reimbursement, if applicable; and

•	All outstanding equity incentive awards granted to Mr. Welter, including those issued by Ashford Trust and Braemar, will be treated as if Mr. Welter’s employment termination was by the employer without “Cause” as contemplated by the underlying award agreements.

Mr. Welter remains bound by the restrictive covenants set forth in his Employment Agreement with the Company and Ashford Services dated as of December 20, 2019 (generally relating to confidentiality, noncompetition and nonsolicitation), with certain modifications to the employee nonsolicitation obligations as provided in the Release. Pursuant to the Release, Mr. Welter also agrees to certain limitations during the 24-month cash payment period described above on his ability to acquire stock of the Company, Ashford Trust and Braemar and their affiliates and to engage in certain corporate transactions involving such entities, and Mr. Welter is provided a release of claims.

The foregoing summary of the Release does not purport to be complete and is qualified in its entirety by the full text of the Release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

On April 19, 2022, the Company issued a press release announcing the planned departure of Mr. Welter. The press release is attached hereto as Exhibit 99.3.

The information under Item 7.01 of this Form 8-K and Exhibit 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit No.	Description
99.1	Release and Waiver, by and between Ashford Hospitality Services, LLC and Jeremy Welter, dated April 15, 2022.

99.2	Amended and Restated Employment Agreement between Ashford Inc., Ashford Hospitality Services, LLC and Jeremy Welter, dated as of December 20, 2019 (incorporated by reference to Exhibit 10.1 of Form 8-K filed on December 23, 2019) (File No. 001-36400)

99.3	Press Release of Ashford Inc., dated April 19, 2022

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary

Date: April 19, 2022

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